As filed with the Securities and Exchange Commission on May 25, 2007
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Panera Bread Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-2723701 (I.R.S. Employer Identification No.)

6710 Clayton Road Richmond Heights, MO (Address of Principal Executive Offices)	63117 (Zip Code)
1992 Employee Stock Purchase Plan
(Full Title of the Plan)
Patricia A. Gray, Esq.
Senior Vice President and Chief Legal Officer
Panera Bread Company
63 Kendrick Street
Needham, MA 02494
(Name and Address of Agent For Service)
(314) 633-7100
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Securities to be Registered	Registered(1)	Per Share	Offering Price	Registration Fee
Class A Common Stock, par $0.0001 value per share	125,000 shares	$55,415(2)	$6,926,875(2)	$213

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s Class A Common Stock as reported on the Nasdaq National Market on May 21, 2007.

STATEMENT OF INCORPORATION BY REFERENCE
     This Registration Statement on Form S-8 incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission:
     (1) Registration Statement on Form S-8 (File No. 333-46683), filed on March 26, 1992, relating to 300,000 shares of Class A Common Stock to be offered and sold under the Registrant’s 1992 Employee Stock Purchase Plan; and
     (2) Registration Statement on Form S-8 (File No. 333-31857), filed on July 23, 1997, relating to an additional 400,000 shares of Common Stock to be offered and sold under the Registrant’s 1992 Employee Stock Purchase Plan.
Item 8. Exhibits
     The Exhibit Index immediately following the signature page is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Needham, Massachusetts, on this 25th day of May, 2007.

PANERA BREAD COMPANY
By:	/s/ Ronald M. Shaich
Ronald M. Shaich
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Panera Bread Company, hereby severally constitute and appoint Ronald M. Shaich, Neal J. Yanofsky, Patricia A. Gray and Jeffrey W. Kip, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Panera Bread Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald M. Shaich Ronald M. Shaich	Chairman and Chief Executive Officer (Principal Executive Officer)	May 25, 2007

/s/ Domenic Colasacco Domenic Colasacco	Director	May 25, 2007

/s/ Fred K. Foulkes Fred K. Foulkes	Director	May 25, 2007

/s/ Larry J. Franklin Larry J. Franklin	Director	May 25, 2007

/s/ Jeffrey W. Kip Jeffrey W. Kip	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 25, 2007

/s/ Mark D. Wooldridge Mark D. Wooldridge	Director, External Reporting (Principal Accounting Officer)	May 25, 2007

/s/ Amy L. Kuzdowicz Amy L. Kuzdowicz	Vice President, Controller	May 25, 2007

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Certificate of Incorporation of the Registrant, as amended through June 7, 2002. Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended July 13, 2002

4.2	Amended and Restated Bylaws of Registrant, as amended through March 9, 2006. Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, dated March 9, 2006 and filed on March 15, 2006

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages of this Registration Statement)